Exhibit 99.1

Ra Medical Systems Reports 2021 Fourth Quarter and Full Year Financial Results

Conference call begins at 4:30 p.m. Eastern time today

CARLSBAD, Calif. (March 23, 2022) – Ra Medical Systems, Inc. (NYSE American: RMED), a medical device company focusing on developing its excimer laser system to treat vascular disease, reports financial results for the three months and full year ended December 31, 2021 and provides a business update.

Recent Operational Highlights

•	Filed 510(k) application with the FDA for our next-generation DABRA catheter that incorporates a braided overjacket designed to improve robustness and includes data supporting a six-month shelf life
•

Enrolled 13 subjects in the company’s atherectomy pivotal clinical study since mid-November 2021, for a total of 98 subjects enrolled and received approval from the FDA to increase study enrollment from 100 to 125 subjects

•

Preliminarily demonstrated the ability of our technology to generate shockwaves that can fracture arterial medial calcium, a procedure commonly referred to as intravascular lithotripsy, in benchtop models

“I am pleased with the progress we are making on all key initiatives,” said Will McGuire, Ra Medical Systems CEO.  “First, filing the 510(k) for our next-generation catheter that incorporates the braided overjacket is a significant engineering and regulatory steppingstone toward our flagship commercial DABRA catheter, which will be a guidewire-compatible design. Second, I’m encouraged that we continued to advance subject enrollment in our clinical study during the pandemic. And third, we believe that fracturing medial calcium in benchtop models validated our system’s potential to be competitive in the emerging intravascular lithotripsy market.

“Finally, I want to commend the Ra Medical team for executing during these unprecedented times and for the support of our physician partners who have helped us achieve our milestones to date,” added Mr. McGuire.

Fourth Quarter Financial Highlights

Net revenue for the fourth quarter of 2021 consisted of product sales of $5,000, compared with no net revenue for the fourth quarter of 2020.

Total cost of revenue for the fourth quarter of 2021 was $0.3 million, compared with $0.4 million for the fourth quarter of 2020.

Selling, general and administrative expenses for the fourth quarter of 2021 were $4.2 million, which included $0.2 million in stock-based compensation, compared with $6.4 million for the fourth quarter of 2020, which included $0.8 million in stock-based compensation. Research and development expenses for the fourth quarter of 2021 were $3.7 million, which included $0.1 million in stock-based compensation, compared with $3.4 million for the fourth quarter of 2020, which included $0.1 million in stock-based compensation.

The net operating loss for the fourth quarter of 2021 was $8.3 million, or $1.23 per share on 6.7 million weighted-average shares outstanding, compared with a loss for the fourth quarter of 2020 of $10.2 million, or $3.54 per share on 2.9 million weighted-average shares outstanding.

Adjusted EBITDA for the fourth quarter of 2021 was negative $7.8 million, compared with negative $8.8 million for the fourth quarter of 2020. Adjusted EBITDA is a non-GAAP measure presented as loss from continuing operations before depreciation and amortization expense, interest income, interest expense, income taxes, stock-based compensation, gain and loss from sales and disposals of property and equipment, and gain on extinguishment of the Paycheck Protection Program (PPP) promissory note. For additional information regarding the non-GAAP financial measures discussed in this news release, please see "Non-GAAP Reconciliations" below.

2021 Financial Highlights

Continuing Operations

Net revenue for 2021 consisted of product sales of $22,000. This compares with net revenue for 2020 of $0.3 million which consisted primarily of product sales.

Total cost of revenue for 2021 was $1.6 million, compared with $2.2 million for 2020.

Selling, general and administrative expenses for 2021 were $15.5 million, which included $1.8 million in stock-based compensation, compared with $24.5 million for 2020, which included $3.2 million in stock-based compensation. Research and development expenses for 2021 were $12.3 million, which included $0.3 million in stock-based compensation, compared with $9.0 million for 2020, which included $0.4 million in stock-based compensation.

Net operating loss for 2021 was $27.3 million, or $5.39 per share on 5.1 million weighted-average shares outstanding, compared with a loss for 2020 of $35.3 million, or $20.79 per share on 1.7 million weighted-average shares outstanding.

Adjusted EBITDA for 2021 was negative $26.5 million, compared with negative $29.7 million for 2020. For additional information regarding the non-GAAP financial measures discussed in this news release, please see "Non-GAAP Reconciliations" below.

Ra Medical reported cash and cash equivalents of $15.0 million as of December 31, 2021.

2021 Financial Highlights

Discontinued Operations

Net revenue for 2021 was $2.6 million which consisted of product sales of $0.9 million and service and other revenue of $1.7 million. This compares with net revenue for 2020 of $4.1 million, which consisted of product sales of $1.1 million and service and other revenue of $3.0 million.

Total cost of revenue for 2021 was $2.3 million, compared with $3.3 million for 2020.

Selling, general and administrative expenses for 2021 were $1.1 million compared with $1.4 million for 2020. Research and development expenses for 2021 were $0.4 million, compared with $0.1 million for 2020.

The loss from discontinued operations for 2021 was $1.3 million, compared with a loss for 2020 of $0.7 million.

The gain on sale of the dermatology business for 2021 was $3.5 million.

The income/loss from discontinued operations, including the gain on sale of the dermatology business, for 2021 was income of $2.2 million, or $0.43 per share on 5.1 million weighted-average shares outstanding, compared with a loss for 2020 of $0.7 million, or $0.43 per share on 1.7 million weighted-average shares outstanding.

Conference Call and Webcast

Ra Medical will hold a conference call and audio webcast to discuss this announcement and answer questions at 4:30 p.m. Eastern time today. The conference call dial-in numbers are 866-777-2509 for domestic callers and 412-317-5413 for international callers, and the passcode is 9255498. A live webcast of the call will be available on the Investor Relations section of www.ramed.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-344-7529 for domestic callers, 855-669-9658 for Canadian callers or 412-317-0088 for international callers. Please use the passcode 9255498. A webcast replay will be available on the Investor Relations section of www.ramed.com for 30 days, beginning approximately two hours after the completion of the call.

Non-GAAP Financial Measures

Ra Medical has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month periods and full years ended December 31, 2021 and 2020. EBITDA and Adjusted EBITDA are performance measures that provide supplemental information management believes is useful to analysts and investors to evaluate Ra Medical’s ongoing results of operations, when considered alongside other GAAP measures. These measures are intended to aid investors in better understanding Ra Medical’s current financial performance and prospects for the future as seen through management. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Management believes that these non-GAAP financial measures facilitate comparisons with Ra Medical’s historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Ra Medical encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP operating results are presented in the accompanying tables of this news release.

Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business. Ra Medical defines EBITDA as our U.S. GAAP loss from continuing operations as adjusted to exclude depreciation and amortization, interest income, interest expense and income tax expense. Ra Medical defines Adjusted EBITDA as EBITDA adjusted to exclude stock-based compensation, gain on extinguishment of PPP promissory note and gain/loss on sales and disposals of property and equipment.

About Ra Medical Systems

Ra Medical Systems manufactures the DABRA excimer laser and catheters for the treatment of vascular diseases. DABRA has been cleared by the FDA for crossing chronic total occlusions in patients with symptomatic infrainguinal lower extremity vascular disease and has an intended use for ablating a channel in occlusive peripheral vascular disease. In addition, DABRA has been granted CE mark clearance for the endovascular treatment of infrainguinal arteries via atherectomy and for crossing total occlusions. DABRA breaks down plaque to proteins, lipids and other chemical compounds, eliminating blockages by essentially dissolving them without generating potentially harmful particulates. DABRA excimer lasers and catheters are manufactured in a 32,000 square-foot facility located in Carlsbad, CA. The vertically integrated facility is ISO 13485 certified and is licensed by the State of California to manufacture sterile, single-use catheters in clean room environments.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Ra Medical’s business strategy, the potential of the DABRA system for new applications of use, the market opportunity and growth of current and potential markets and its ability to continue to manage expenses and cash burn rate at sustainable levels. Ra Medical’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, challenges inherent in developing, manufacturing, launching, marketing, and selling new products or new applications of use; risks associated with acceptance of DABRA devices for current and potential applications of use and procedures performed using such devices by physicians, payors, and other third parties; development and acceptance of new products, product enhancements or applications of use; clinical and statistical verification of the benefits achieved via the use of Ra Medical’s products; the results from our clinical trials, which may not support intended indications or may require Ra Medical to conduct additional clinical trials or modify ongoing clinical trials; challenges related to commencement, patient enrollment, completion, an analysis of clinical trials; Ra Medical’s ability to manage operating expenses; Ra Medical’s ability to recruit and retain management and key personnel; Ra Medical’s need to comply with complex and evolving laws and regulations; intense and increasing competition and consolidation in Ra Medical’s industry; the impact of rapid technological change; adverse outcome of regulatory inspections; impacts from public health crises, such as the Covid-19 pandemic, geopolitical conflicts, such as Russia’s invasion of Ukraine and related sanctions against Russia and Belarus, or natural disasters; and the other risks and uncertainties described in Ra Medical’s news releases and filings with the Securities and Exchange Commission. Information on these and additional risks, uncertainties, and other information affecting Ra Medical’s business and operating results is contained in Ra Medical’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and in its other filings with the Securities and Exchange Commission. Additional information is also set forth in Ra Medical’s Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Ra Medical as of the date hereof, and Ra Medical disclaims any obligation to update any forward-looking statements, except as required by law.

Ra Medical investors and others should note that we announce material information to the public about the company through a variety of means, including our website (www.ramed.com), our investor relations website (https://ir.ramed.com/), press releases, SEC filings and public conference calls in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Contacts

At the Company:

Andrew Jackson
Chief Financial Officer, Ra Medical Systems
760-496-9540
ajackson@ramed.com

Investors:

LHA Investor Relations

Jody Cain

310-691-7100

jcain@lhai.com

Ra Medical Systems, Inc.

Condensed Balance Sheets

(Unaudited)

(in thousands)

	December 31, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$15,045	$23,906
Accounts receivable, net	21	24
Inventories	986	877
Prepaid expenses and other current assets	1,037	1,100
Current assets of discontinued operations	—	1,713
Total current assets	17,089	27,620
Property and equipment, net	1,809	2,527
Operating lease right-of-use-assets	2,110	2,484
Other long-term assets	36	45
Long-term assets of discontinued operations	—	762
TOTAL ASSETS	$21,044	$33,438
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$988	$471
Accrued expenses	4,119	4,147
Current portion of operating lease liabilities	283	356
Current portion of PPP promissory note	—	421
Current portion of equipment financing	—	265
Current liabilities of discontinued operations	—	2,102
Total current liabilities	5,390	7,762
Operating lease liabilities	1,981	2,264
PPP promissory note	—	1,579
Long-term liabilities of discontinued operations	—	686
Total liabilities	7,371	12,291
Total stockholders’ equity	13,673	21,147
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$21,044	$33,438

Ra Medical Systems, Inc.

Condensed Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net revenues
Product sales	$5	$—	$22	$254
Service and other	—	—	—	5
Total net revenues	5	—	22	259
Cost of revenues
Product sales	156	238	832	1,369
Service and other	191	188	728	803
Total cost of revenues	347	426	1,560	2,172
Gross loss	(342)	(426)	(1,538)	(1,913)
Operating expenses
Selling, general and administrative	4,190	6,379	15,475	24,533
Research and development	3,732	3,421	12,253	8,955
Total operating expenses	7,922	9,800	27,728	33,488
Operating loss	(8,264)	(10,226)	(29,266)	(35,401)
Other income (expense), net	(19)	(9)	2,009	88
Loss from continuing operations before income taxes	(8,283)	(10,235)	(27,257)	(35,313)
Income taxes	4	7	4	7
Loss from continuing operations	(8,287)	(10,242)	(27,261)	(35,320)
Discontinued operations
(Loss) income from discontinued operations (including gain on sale of $3,500 in 2021) before income taxes	—	(226)	2,191	(725)
Income taxes	—	—	—	—
(Loss) income from discontinued operations	—	(226)	2,191	(725)
Net loss	$(8,287)	$(10,468)	$(25,070)	$(36,045)
Net (loss) income per share, basic and diluted
Continuing operations	$(1.23)	$(3.54)	$(5.39)	$(20.79)
Discontinued operations	—	(0.08)	0.43	(0.43)
Total net loss per share, basic and diluted	$(1.23)	$(3.62)	$(4.96)	$(21.22)
Basic and diluted weighted average common shares outstanding	6,742	2,895	5,055	1,699

Ra Medical Systems, Inc.

Non-GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Statement of Operations Data:
Loss from continuing operations	$(8,287)	$(10,242)	$(27,261)	$(35,320)
Depreciation and amortization	315	417	1,289	1,947
Interest income	(1)	(1)	(3)	(129)
Interest expense	—	10	12	41
Income tax expense	4	7	4	7
EBITDA	(7,969)	(9,809)	(25,959)	(33,454)
Stock-based compensation	252	941	2,054	3,682
Gain on extinguishment of PPP promissory note	—	—	(2,023)	—
(Gain) loss on sales and disposals of property and equipment	(61)	99	(550)	99
Adjusted EBITDA	$(7,778)	$(8,769)	$(26,478)	$(29,673)

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